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EXHIBIT 1A-2B

BYLAWS

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

RHOVE REAL ESTATE 1, LLC

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGER, OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX, OR INVESTMENT ADVICE.

EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS AS TO THE LEGAL, TAX, AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR

AN INVESTMENT IN A SERIES OF INTEREST CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS, HER, OR ITS ENTIRE INVESTMENT IN THE SERIES OF INTEREST.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE. ACCORDINGLY, INTERESTS MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM SUCH REGISTRATION.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

RHOVE REAL ESTATE 1, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

(this “Agreement”) of RHOVE REAL ESTATE 1, LLC, a Delaware limited liability company (the “Company”), is dated as of July 13, 2021 and is by and among the Company, Roost Enterprises, Inc., a Delaware limited liability company (“Rhove”), and each other Person who after the date hereof executes a Form of Adherence to become party to a Series Designation and to this Agreement (such Persons, the “Economic Members”, and together with Rhove, the “Member(s)”).

WHEREAS, the Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on March 30, 2021;

WHEREAS, Rhove intends to offer to a limited number of investors the sale of an Interest in one or more Series issued by the Company pursuant to Regulation A of the Securities Act of 1933 (the “Securities Act”); and

WHEREAS, Rhove previously entered into that certain Operating Agreement of the Company dated March 30, 2021 (the “Prior Agreement”); and

WHEREAS, the Members desire to enter into this Agreement as the operating agreement of the Company (amending, superseding, and replacing in all respects the Prior Agreement) to provide for, among other things, the management of the business and affairs of the Company, the respective rights and obligations of the Members to each other and to the Company, and certain other matters.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in this Section 1.1.

“Acquisition Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series (or such Series pro rata share of any such fees, costs, and expenses allocable to the Company) and incurred in connection with the evaluation, discovery, investigation, development, and acquisition of a Series Asset, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, technology costs, photography, videography, and other

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expenses in order to prepare the profile for the Series Asset to be accessible to Investor Members via an online platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of a Series Asset.

“Additional Economic Member” means a Person admitted as an Economic Member and associated with a Series in accordance with ARTICLE III as a result of an issuance of Interests of such Series to such Person by the Company.

“Advisory Board” has the meaning assigned to such term in Section 5.4.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Ownership Limit” means, for all Investor Members other than the Managing Member, the greater of (a) 19.9% of the aggregate Outstanding Interests of a Series, or (b) such other percentage set forth in the applicable Series, unless such Aggregate Ownership Limit is otherwise waived by the Managing Member in its sole discretion.

“Agreement” has the meaning assigned to such term in the preamble.

“Allocation Policy” means the allocation policy of the Company adopted by the Managing Member in accordance with Section 5.1, pursuant to which the Managing Member will allocate revenues and costs among the various Series. The Allocation Policy requires that items not related to a specific Series will be allocated across all Series pro rata based upon the value of the underlying Series Assets or the number of Series Assets, as determined by the Managing Member. The Managing Member may amend the Allocation Policy in its sole discretion from time to time.

“Asset Management Agreement” means, as the context requires, any agreement entered into between a Series and an Asset Manager pursuant to which such Asset Manager is appointed as manager of the relevant Series, as amended from time to time.

“Asset Management Fee” means an amount paid as compensation in exchange for the performance of Asset Management services, calculated quarterly for each Series, as set forth in the applicable Series Designation.

“Asset Manager” means the manager of each Series as specified in each Series Designation or, its permitted successors or assigns, appointed in accordance with Section 5.10.

“Beneficial Ownership” shall mean ownership of Interests in a Series by a Person, whether the Interests are held directly or indirectly (including by a nominee), and shall include Interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of Interests Beneficially Owned by a Person, no Interest shall be counted more than once. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Own” shall have the correlative meanings.

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“Broker” means any SEC-registered and FINRA member broker-dealer who has been appointed by the Company (and as the Managing Member may select in its reasonable discretion) and specified in any Series Designation to provide execution and other services relating to an Initial Offering to the Company, or its successors from time to time, or any other broker in connection with any Initial Offering.

“Brokerage Fee” means the fee payable to a Broker for the purchase by any Person of Interests in an Initial Offering equal to an amount agreed between the Managing Member and a Broker from time to time and specified in any Series Designation.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in Columbus, Ohio are authorized or required to close.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Company” means Rhove Real Estate 1, LLC, a Delaware series limited liability company, and any successors thereto.

“Conflict of Interest” means any matter that the Managing Member believes may involve a conflict of interest that is not otherwise addressed by the Allocation Policy.

“Dead Deal Costs” means all fees, costs, and expenses incurred in connection with any Series Asset proposals pursued by the Company, the Managing Member, or a Series that do not proceed to completion.

“DelawareAct” meanstheDelawareLimitedLiabilityCompanyAct,6 Del.

C. Section 18 101, et seq.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del.

C. Section 101, et seq.

“Economic Member” means together, the Investor Members, Additional Economic Members (including any Person who receives Interests in connection with any goods or services provided to a Series (including in respect of the sale of a Series Asset to that Series)) and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series, but shall exclude the Managing Member in its capacity as Managing Member. For the avoidance of doubt, the Managing

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Member or any of its Affiliates shall be an Economic Member to the extent it purchases Interests in a Series.

“ERISA” means the Employee Retirement Income Security Act of 1974. “Excepted Holder” has the meaning set forth in Section 4.5(d). “Exchange Act” means the Securities Exchange Act of 1934.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.5(a).

“Free Cash Flow” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any operating expenses related to the Series Asset (as shown on the cash flow statement of such Series)

(b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4.

“Form of Adherence” means, with respect to an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Managing Member from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, and any subdivision thereof.

“Gross Asset Value” means, with respect to any asset contributed by an Economic Member to a Series, the gross fair market value of such asset as determined by the Managing Member.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) any Person who is or was a Managing Member or Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents, or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary, or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative, or custodial services, (d) any member of the Advisory Board appointed by the Managing Member pursuant to Section 5.4,

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(e)the Asset Manager, and (f) any Person the Managing Member designates as an Indemnified Person for purposes of this Agreement.

“Individual Aggregate Limit” means, with respect to any individual holder, 10% of the greater of such holders annual income or net worth or, with respect to any entity, 10% of the greater of such holders annual revenue or net assets at fiscal year-end.

“Individual Aggregate 12-Month Investment Limit” means, with respect to any individual holder, in any trailing twelve month period, 10% of the greater of such holders annual income or net worth or, with respect to any entity, 10% of the greater of such holders annual revenue or net assets at fiscal year-end.

“Initial Member” means the Person identified in the Series Designation of such Series as the Initial Member associated therewith.

“Initial Offering” means the first offering and issuance of any Series, other than the issuance to the Initial Member.

“Interest” or “Shares” means an interest in a Series issued by the Company that evidences a Members’ rights, powers, and duties with respect to the Company and such Series pursuant to this Agreement and the Delaware Act.

“Interest Designation” has the meaning ascribed in Section 3.3(f). “Investment Advisers Act” means the Investment Advisers Act of 1940. “Investment Company Act” means the Investment Company Act of 1940.

“Investor Members” mean those Persons who acquire Interests in the Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members.

“Liquidator” means one or more Persons selected by the Managing Member to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

“Managing Member” means, as the context requires, the managing member of the Company or the managing member of a Series.

“Member” means each member of the Company associated with a Series, including, unless the context otherwise requires, the Initial Member, the Managing Member, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

“National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Offering Document” means, with respect to any Series or the Interests of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular

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supplement, private placement memorandum, or other offering documents related to the Offering of such Interests, in the form approved by the Managing Member and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

“Offering Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs, and expenses allocable to the Company incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow, and compliance costs related to a specific offering, including any blue sky filings required in order for such Series to be made available to Economic Members in certain states (unless borne by the Managing Member, as determined in its sole discretion).

“Officers” means any executive, president, vice president, secretary, treasurer, or other officer of the Company or any Series as the Managing Member may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“One Hundred Members Date” means the first day on which Interests of a Series are beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code.

“Operating Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series or such Series’ pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs, and expenses allocable to the Company:

(i)any and all fees, costs, and expenses incurred in connection with the management of a Series or Series Asset (other than those related to Acquisition Expenses);

(ii)any fees, costs, and expenses incurred in connection with preparing any reports and accounts of each Series of Interests, including any blue sky filings required in order for a Series of Interest to be made available to investors in certain states and any annual audit of the accounts of such Series of Interests (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

(iii)any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or the Asset Manager, in connection with the Series Asset;

(iv)any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments, or withdrawals;

(v)any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(vi)any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, or the Asset Manager in connection with the affairs of the Company or a Series;

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(vii)the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(viii)all custodial fees, costs, and expenses in connection with the holding of a Series Asset or Interests;

(ix)any fees, costs, and expenses of a third party registrar and transfer agent appointed by the Managing Member in connection with a Series;

(x)the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

(xi)the cost of any audit of a Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

(xii)any indemnification payments to be made pursuant to Section 5.5;

(xiii)the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series legal affairs;

(xiv)the costs of any other outside appraisers, valuation firms, marketing, accountants, attorneys, or other experts or consultants engaged by the Managing Member in connection with the operations of the Company or a Series; and

(xv)any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

“Operating Expenses Reimbursement Obligation(s)” has the meaning ascribed in Section 6.3.

“Outstanding” and “Outstanding Interests” means all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Record Date” means the date established by the Managing Member for determining

(a) the identity of the Record Holders entitled to notice of, or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means the Person in whose name such Interests are registered on the books of the Company, or its transfer agent, as of the opening of business on a particular Business Day, as determined by the Managing Member in accordance with this Agreement.

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“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Securities Act” means the Securities Act of 1933.

“Series” has the meaning assigned to such term in Section 3.3(a). “Series Assets” has the meaning set forth on the Series Designation.

“Series Designation” has the meaning assigned to such term in Section 3.3(a).

“Series Interest Ownership Limit” means not more than 9.8 percent (in value or in number of Interests, whichever is more restrictive) of the aggregate of the Outstanding Interests in a Series, or such other percentage determined by the Managing Member in accordance with Section 4.5.

“Sourcing Fee” means the sourcing fee which is paid to the Managing Member or its Affiliate as consideration for assisting in the sourcing of such Series Asset and as specified in each Series Designation, to the extent not waived by the Managing Member in its sole discretion.

“Subsequent Offering” means any further issuance of Interests in any Series, excluding any Initial Offering or Transfer.

“Substitute Economic Member” means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.1(b) as a result of a Transfer of Interests to such Person.

“Transfer” means, with respect to an Interest, a transaction by which the Record Holder of an Interest assigns such Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange, or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation, or mortgage.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Section 1.2   Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement;

(c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision,

(e)or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or

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statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II - ORGANIZATION

Section 2.1 Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities, and obligations of the Members and the administration, dissolution, and termination of the Company and each Series shall be governed by the Delaware Act.

Section 2.2   Name. The name of the Company shall be Rhove Real Estate 1, LLC. The business of the Company and any Series may be conducted under any other name or names, as determined by the Managing Member. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Economic Members of such change in the next regular communication to the Economic Members.

Section 2.3   Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member in its sole discretion, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 629 N. High Street, 6th Floor, Columbus, Ohio 43215. Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located at 629 N. High Street, 6th Floor, Columbus, Ohio 43215 or such other place as the Managing Member may from time to time designate by notice to the Economic Members associated with the applicable Series. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The Managing Member may change the registered office, registered agent, or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

Section 2.4 Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series, shall be to (a) promote, conduct, or engage in, directly or indirectly, any business, purpose, or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire and manage ownership interests in a portfolio of companies holding title to commercial, residential, and mixed-use real estate properties (each such ownership interest, an “Asset”), each such Asset to be identified in the applicable Series Designation, and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

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Section 2.5     Powers. The Company, each Series and, subject to the terms of this Agreement, the Managing Member, shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6    Power of Attorney.

(a)Each Economic Member hereby constitutes and appoints the Managing Member and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Managing Member, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Managing Member, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents, and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents, and other instruments relating to the admission, withdrawal or substitution of any Economic Member pursuant to, or in connection with other events described in, ARTICLE III or ARTICLE XI; (E) all certificates, documents, and other instruments relating to the determination of the rights, preferences, and privileges of any Interest of a Series issued pursuant to Section 3.3; (F) all certificates, documents, and other instruments that the Managing Member or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations, and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation, or conversion of the Company; and

(ii)execute, swear to, acknowledge, deliver, file, and record all ballots, consents, approvals, waivers, certificates, documents, and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to

(A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement, or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Managing Member, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement, or other action of the Members or of the Members of such Series, as applicable.

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Nothing contained in this Section shall be construed as authorizing the Managing Member, or the Liquidator, to amend, change, or modify this Agreement except in accordance with ARTICLE XII or as may be otherwise expressly provided for in this Agreement.

(b)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy, or termination of any Economic Member and the transfer of all or any portion of such Economic Members Interests and shall extend to such Economic Members heirs, successors, assigns, and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Managing Member, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section. Each Economic Member shall execute and deliver to the Managing Member, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney, and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7    Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.3. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of ARTICLE XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Assets. All Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Assets. Title to any Series Assets, whether real, personal, or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer, or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Managing Member may determine. All Series Assets shall be recorded by the Managing Member as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

Section 2.9 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified, and approved in all respects. The Managing Member shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification, and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business

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or own property. To the extent that the Managing Member determines such action to be necessary or appropriate, the Managing Member shall, or shall direct the appropriate Officers to, file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III - MEMBERS, SERIES, AND INTERESTS

Section 3.1    Members.

(a)Subject to paragraph (b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Managing Member, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing, and delivering to the Managing Member, a completed Form of Adherence, which is then accepted by the Managing Member, (ii) the prior written consent of the Managing Member, and (iii) otherwise complying with the applicable provisions of ARTICLE III and ARTICLE IV.

(b)The Managing Member may withhold its consent to the admission of any Person as an Economic Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, (ii) cause such Persons holding to be in excess of the Aggregate Ownership Limit, (iii) in any trailing 12-month period, cause the Persons’ investment in all Interests (of all Series in the aggregate) to exceed the Individual Aggregate 12-Month Investment Limit, (iv) could adversely affect the Company or a Series or subject the Company, a Series, the Managing Member, or any of their respective Affiliates, to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Managing Member, or any of their respective Affiliates to any tax to which it would not otherwise be subject, (v) cause the Company to be required to register as an investment company under the Investment Company Act, (vi) cause the Managing Member or any of its Affiliates being required to register under the Investment Advisers Act, (vii) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, or (viii) result in a loss of (a) partnership status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes or (b) corporation taxable as an association status for US federal income tax purposes of any Series or termination of any Series for US federal income tax purposes. A Person may become a Record Holder without the consent or approval of any of the Economic Members. A Person may not become a Member without acquiring an Interest.

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(c)The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Managing Member shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d)Except as otherwise provided in the Delaware Act and subject to Sections 3.1(e) and 3.3 relating to each Series, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member.

(e)Except as otherwise provided in the Delaware Act, the debts, obligations, and liabilities of a Series, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation, or liability of any Series solely by reason of being a Member.

(f)Unless otherwise provided herein, and subject to ARTICLE XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Interests from the Company; provided that when a transferee of a Members Interests becomes a Record Holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3.

(g)Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series, or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)Rhove is appointed as the Managing Member of the Company with effect from the date of the formation of the Company on March 30, 2021 and shall continue as Managing Member of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its removal or replacement pursuant to Section 4.3 or ARTICLE X. Except as otherwise set forth in the Series Designation, the Managing Member of each Series shall be Rhove until the earlier of (i) the dissolution of the Series pursuant to Section 11.1(b) or (ii) its removal or replacement pursuant to Section 4.3 or Article X. Unless otherwise set forth in the applicable Series Designation, the Managing Member or its Affiliate shall, as at the closing of any Initial Offering, hold at least 1.00% of the Interests of the Series being issued pursuant to such Initial Offering. Unless provided otherwise in this Agreement, the Interests held by the Managing Member or any of its Affiliates shall be identical to those of an Economic Member and will not have any additional distribution, redemption, conversion, or liquidation rights by virtue of its status as the Managing Member; provided, that the Managing Member shall have the rights, duties, and obligations of the Managing Member hereunder, regardless of whether the Managing Member shall hold any Interests.

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Section 3.2Capital Contributions.

(a)The minimum number of Interests a Member may acquire is one (1) Interest or such higher or lesser amount as the Managing Member may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Interests through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the applicable Series in an amount equal to the per Interest price determined in connection with such Initial Offering or Subsequent Offering and multiplied by the number of Interests acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Interests in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Managing Member in its sole discretion.

(b)Except as expressly permitted by the Managing Member, in its sole discretion (i) initial and any additional Capital Contributions to the Company or Series as applicable, by any Member shall be payable in cash, Bitcoin, or other consideration as determined by the Managing Member in its sole discretion; and (ii) initial and any additional Capital Contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Managing Member of a Person’s admission as a Member to a Series (or a Members application to acquire additional Interests) (or within five business days thereafter with the Managing Members approval). No Member shall be required to make an additional capital contribution to the Company or Series but may make an additional Capital Contribution to acquire additional interests at such Members sole discretion.

(c)Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Series of any Interests of a Series shall have priority over any other Member holding the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company’s or any Series name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.3Series of the Company.

(a)Establishment of Series. Subject to the provisions of this Agreement, the Managing Member may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix, or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities, and obligations in respect of Interests associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series

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Designation by the Managing Member, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Interests of such Series remain Outstanding. A form of Series Designation is attached as Exhibit 1.

(b)Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c)Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted;

(ii) designate, fix, and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities, and obligations in respect of Interests of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Managing Member amending any Series Designation) shall be effective when a duly executed original of the same is included by the Managing Member among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d)Assets and Liabilities Associated with a Series.

(i)Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Interests of a particular Series, together with all assets in which such consideration is invested, and all income, earnings, profits, and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange, or liquidation of such assets, in whatever form the same may be (“assets”), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. Such assets are herein referred to as “assets associated with” that Series. In the event that there are any assets in relation to the Company that, in the Managing Members reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be

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maintained for each and every Series, and the Managing Member shall not commingle the assets of one Series with the assets of any other Series.

(ii)Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations, and reserves incurred by, contracted for or otherwise existing (“liabilities”) with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as “liabilities associated with” that Series. In the event that there are any liabilities in relation to the Company that, in the Managing Member’s reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this Section shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Managing Member has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Interests in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e)Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Managing Member may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation,

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brokerage firm, or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Managing Member or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)Prohibition on Issuance of Preference Interests. No Interests shall entitle any Member to any preemptive, preferential, or similar rights unless such preemptive, preferential, or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any interests of such Series (the designation of such preemptive, preferential, or similar rights with respect to a Series in the Series Designation, the “Interest Designation”).

Section 3.4Authorization to Issue Interests.

(a)The Company may issue Interests, and options, rights, and warrants relating to Interests, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services, or any other lawful consideration) or for no consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of the Economic Members. Each Interest shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b)Subject to Section 6.3(a)(i), and unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Interests. All Interests issued pursuant to, and in accordance with the requirements of, this ARTICLE III shall be validly issued Interests in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

(c)For purposes of this Agreement, Interests may also be referred to as “Shares”.

Section 3.5 Voting Rights of Interests Generally. Unless otherwise provided in this Agreement or any Series Designation, the Record Holders of Interests shall not be entitled to vote on any Company or Series matters.

Section 3.6     Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of an Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline, or requirement of any National Securities Exchange or over- the-counter market on which such Interests are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company, or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent, or in some other representative capacity for another Person in acquiring or holding Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Interests.

Section 3.7    Splits.

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(a)Subject to paragraph (c) of this Section and Section 3.4, and unless otherwise provided in any Interest Designation, the Company may make a pro rata distribution of Interests of a Series to all Record Holders of such Series, or may effect a subdivision or combination of Interests of any Series, in each case, on an equal per Interest basis and so long as, after any such event, any amounts calculated on a per Interest basis or stated as a number of Interests are proportionately adjusted.

(b)Whenever such a distribution, subdivision, or combination of Interests is declared, the Managing Member shall select a date as of which the distribution, subdivision, or combination shall be effective. The Managing Member shall send notice thereof at least 10 Business Days prior to the date of such distribution, subdivision, or combination to each Record Holder as of a date not less than 5 Business Days prior to the date of such distribution, subdivision, or combination. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Interests to be held by each Record Holder after giving effect to such distribution, subdivision, or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)Subject to Section 3.4 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Interests upon any distribution, subdivision, or combination of Interests. If a distribution, subdivision, or combination of Interests would otherwise result in the issuance of fractional Interests, each fractional Interest shall be rounded to the nearest whole Interest (and a 0.5 Interest shall be rounded to the next higher Interest).

Section 3.8Agreements. The rights of all Members and the terms of all Interests are subject to the provisions of this Agreement (including any Series Designation).

ARTICLE IV - REGISTRATION AND TRANSFER OF INTERESTS.

Section 4.1Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a)The Company, or its appointee, shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Interests and information regarding the Transfer of each of the Interests. The Managing Member is hereby initially appointed as registrar and transfer agent of the Interests, provided that the Managing Member may appoint such third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Interests and Transfers of such Interests as herein provided, including as set forth in any Series Designation.

(b)Upon acceptance by the Managing Member of the Transfer of any Interest, each transferee of an Interest (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Interests so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Managing Member in accordance with Section 4.2(g)(ii), (iii) shall become the Record Holder of the Interests so transferred, (iv) grants powers of attorney to the Managing Member and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case

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may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Interests and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members.

(c)Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed or quoted for trading, if any.

Section 4.2Ownership Limitations.

(a)No Transfer of any Economic Member’s Interest, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.2. In the event of any Transfer, all of the conditions of the remainder of this Section must also be satisfied. Notwithstanding the foregoing but subject to Section 3.6, assignment of the economic benefits of ownership of Interests may be made without the Managing Members consent, provided that the assignee is not an ineligible or unsuitable investor under applicable law.

(b)No Transfer of any Economic Members Interests, whether voluntary or involuntary, shall be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Managing Member:

(i)result in the transferee directly or indirectly exceeding the Individual Aggregate 12-Month Investment Limit or owning in excess of the Aggregate Ownership Limit;

(ii)result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless such Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

(iii)cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(iv)adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(v)require registration of the Company, any Series, or any Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

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(vi)violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c)The transferring Economic Member, or such Economic Member’s legal representative, shall give the Managing Member prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Managing Member), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in paragraphs (b)(i) through (b)(vi) above. If a Transfer occurs by reason of the death of an Economic Member or assignee, the notice may be given by the duly authorized representative of the estate of the Economic Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Managing Member.

(d)In the event any Transfer permitted by this Section shall result in beneficial ownership by multiple Persons of any Economic Member’s interest in the Company, the Managing Member may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(e)A transferee shall be entitled to any future distributions attributable to the Interests transferred to such transferee and to transfer such Interests in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member as a result of such Transfer until he or she becomes a Substitute Economic Member.

(f)The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed.

(g)Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section, the Managing Member may require, in its sole discretion:

(i)the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Managing Member;

(ii)each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Managing Member);

(iii)each transferee to provide all the information required by the Managing Member to satisfy itself as to anti-money laundering, counter-terrorist financing, and sanctions compliance matters; and

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(iv)payment by the transferring Economic Member, in full, of the costs and expenses referred to in paragraph (h) below, and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Managing Member, waived.

(h)The transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees. The Managing Member may charge set fees per Transfer, which may be stated as a fixed dollar fee or as a percentage of the value of the Interest being Transferred, as determined by the Managing Member from time to time.

Section 4.3    Transfer of Interests and Obligations of the Managing Member.

(a)The Managing Member may Transfer all Interests acquired by the Managing Member (including all Interests acquired by the Managing Member in the Initial Offering pursuant to Section 3.1(h)) at any time and from time to time following the closing of the Initial Offering.

(b)The Economic Members hereby authorize the Managing Member to assign its rights, obligations, and title as Managing Member to an Affiliate of the Managing Member without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate of the Managing Member as a successor Managing Member provided, that the Managing Member shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

(c)Except as set forth in Section 4.3(b) above, in the event of the resignation of the Managing Member of its rights, obligations and title as Managing Member, the Managing Member shall appoint a successor Managing Member.

Section 4.4    Remedies for Breach. If the Managing Member shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this ARTICLE IV, the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

Section 4.5    Ownership Limitations related to REIT Qualification.

(a)Basic Restrictions.

(i)No Person, other than an Excepted Holder, shall Beneficially Own or constructively own Interests in a Series in excess of the Aggregate Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or constructively own Interests in a Series in excess of the Series Interest Ownership Limit and (3) no Excepted Holder shall Beneficially Own or constructively own Interests in a Series in excess of the Excepted Holder Limit for such Excepted Holder.

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(ii)No Person shall Beneficially Own or constructively own Interests in a Series to the extent that such Beneficial Ownership or constructive ownership of Interests in a Series would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year, and (2) no Person shall Beneficially Own or constructively own Interests in a Series to the extent that such Beneficial Ownership or constructive ownership of Interests in a Series would result in the Company otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or constructive ownership that (A) would result in the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code or (B) would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Company intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such), in either case causing the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)During the period commencing on the One Hundred Members Date, any Transfer of Interests in a Series that, if effective, would result in the Interests in a Series being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Interests in a Series.

(b)Remedies for Breach. If the Managing Member shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section

4.5 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or constructive ownership of any Interests in a Series in violation of Section 4.5 (whether or not such violation is intended), the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem interests, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 4.5 (or Non-Transfer Event that results in a violation of Section 4.5) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Managing Member. Nothing herein shall limit the ability of the Managing Member to grant a waiver as may be permitted under Section 4.5(d).

(c)Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or constructive ownership of Interests in a Series that will or may violate Section 4.5 shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the Company’s qualification as a REIT.

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(d)Exceptions. Subject to Section 4.5, the Managing Member, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Series Interest Ownership Limit, as the case may be (such Person, an “Excepted Holder”), and may establish or increase an Excepted Holder Limit for such Person.

ARTICLE V - MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.1 Power and Authority of Managing Member. Except as explicitly set forth in this Agreement, the Managing Member, as appointed pursuant to Section 3.1(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, in each case without the consent of the Economic Members, including but not limited to the following:

(a)the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Series, an Operating Expenses Reimbursement Obligation, or indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b)the making of tax, regulatory, and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax elections;

(c)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person and for the avoidance of doubt, any action taken by the Managing Member pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(d)(i) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and the repayment of obligations of the Company and (ii) the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series;

(e)the negotiation, execution, and performance of any contracts, conveyances, or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(f)the declaration and payment of distributions of Free Cash Flows or other assets to Members associated with a Series;

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(g)the election and removal of Officers of the Company or associated with any Series;

(h)the appointment of the Asset Manager in accordance with the terms of this Agreement;

(i)the selection, retention, and dismissal of employees, agents, outside attorneys, accountants, consultants, and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages, and other compensation to such Persons;

(j)the solicitation of proxies from holders of any Series of Interests issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Economic Members under this Agreement;

(k)the maintenance of insurance for the benefit of the Company, any Series, and the Indemnified Persons;

(l)the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company, or other entity or arrangement;

(m)the placement of any Free Cash Flow funds in deposit accounts in the name of a Series or of a custodian for the account of a Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Members (as the case may be);

(n)the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting, and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration, or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(o)the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(p)the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

(q)the waiver of any condition or other matter by the Company or any Series;

(r)the entering into of listing agreements with any National Securities Exchange or over-the-counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

(s)the issuance, sale or other disposition, and the purchase or other acquisition, of Interests or options, rights or warrants relating to Interests;

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(t)the registration of any offer, issuance, sale or resale of Interests, or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Interests or other securities by Members or other security holders);

(u)the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(v)the adoption, amendment, and repeal of the Allocation Policy;

(w)the selection of auditors for the Company and any Series;

(x)the selection of any transfer agent or depositor for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions; and

(y)unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Economic Members as to any matter to be voted on by all Economic Members of the Company or if a particular Series, as applicable.

The authority and functions of the Managing Member, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.2 Determinations by the Managing Member. In furtherance of the authority granted to the Managing Member pursuant to Section 5.1 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Managing Member consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Interests:

(a)the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Interests of any Series;

(b)the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits, or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration, or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c)any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any Series;

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(d)the fair value, or any sale, bid, or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Interests;

(e)the number of Interests within a Series;

(f)any matter relating to the acquisition, holding, and disposition of any assets by any

Series;

(g)the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(h)each of the matters set forth in Section 5.1(a) through Section 5.1(y); or

(i)any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

Section 5.3 Delegation. The Managing Member may delegate to any Person or Persons any of the powers and authority vested in it hereunder, and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

Section 5.4    Advisory Board.

(a)The Managing Member may establish an “Advisory Board” comprised of members of the Managing Member’s network and external advisors. The Advisory Board will be available to provide guidance to the Managing Member on the strategy and progress of the Company. Additionally, the Advisory Board may: (i) be consulted with by the Managing Member in connection with the acquisition and disposal of a Series Asset, (ii) conduct an annual review of the Company’s acquisition policy, (iii) provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series, or the Economic Members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand, (iv) approve any material transaction between the Company or a Series and the Managing Member or any of its Affiliates, another Series, or an Economic Member (other than the purchase of interests in such Series), (v) review fees, expenses, assets, revenues, and availability of funds for distribution with respect to each Series on an annual basis, and (vi) approve any service providers appointed by the Managing Member in respect of the Series Assets.

(b)If the Advisory Board determines that any member of the Advisory Boards interests conflict to a material extent with the interests of a Series or the Company as a whole, such member of the Advisory Board shall be excluded from participating in any discussion of the matters to which that conflict relates and shall not participate in the provision of guidance to the Managing Member in respect of such matters, unless a majority of the other members of the Advisory Board determines otherwise.

(c)The members of the Advisory Board may be entitled to compensation by the Company or any Series in connection with their role as members of the Advisory Board (including

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compensation for attendance at meetings of the Advisory Board), provided, however, the Company or any applicable Series shall reimburse a member of the Advisory Board for any out of pocket expenses or Operating Expenses actually incurred by it or any of its Affiliates on behalf of the Company or a Series when acting upon the Managing Members instructions or pursuant to a written agreement between the Company or a Series and such member of the Advisory Board or its Affiliates.

(d)The members of the Advisory Board shall not be deemed managers or other persons with duties to the Company or any Series (under Sections 18-1101 or 18-1104 of the Delaware Act or under any other applicable law or in equity) and shall have no fiduciary duty to the Company or any Series. The Managing Member shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Managing Member reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board, and shall be protected under Section 18-406 of the Delaware Act in relying thereon.

Section 5.5    Exculpation, Indemnification, Advances and Insurance.

(a)Subject to other applicable provisions of this ARTICLE V including Section 5.7, the Indemnified Persons shall not be liable to the Company or any Series for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, asset manager, partner, fiduciary, or trustee of another Person (each, an “Indemnified Person”), other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct, or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative, or other action, suit, or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, a member of the Advisory Board, or as an officer, director, member, asset manager, partner, fiduciary, or trustee of another Person; provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator, or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct, or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Managing Member or the Officers are hereby authorized and

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empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct, or gross negligence.

(b)The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.7, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(c)Any indemnification under this Section (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraph (a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in paragraph (a). Neither a contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)To the fullest extent permitted by law, expenses (including attorney’s fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit, or proceeding may, at the option of the Managing Member, be paid by each applicable Series in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section.

(f)The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise,

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and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in paragraph (a) shall be made to the fullest extent permitted by law. The provisions of this Section shall not be deemed to preclude the indemnification of any person who is not specified in paragraph (a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section.

(h)The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Section.

(i)The Company and any Series may, to the extent authorized from time to time by the Managing Member, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j)If this Section or any portion of this Section shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated.

(k)Each of the Indemnified Persons may, in the performance of his, her, or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l)An Indemnified Person shall not be denied indemnification in whole or in part under this Section because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(m)Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section, to the maximum extent permitted by law.

(n)The Managing Member shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports, or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Managing Member reasonably believes are within such other Persons professional or expert competence (including, without limitation, the Advisory Board).

(o)Any amendment, modification, or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.6    Duties of Officers.

(a)Except as set forth in Sections 5.5 and 5.7, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b)The Managing Member shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Managing Member shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Managing Member in good faith.

Section 5.7 Standards of Conduct and Modification of Duties of the Managing Member. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Managing Member, in exercising its rights hereunder in its capacity as the managing member of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series, or any Economic Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby,

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under the Delaware Act or under any other applicable law or in equity. The Managing Member shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members, or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Managing Member expressly provided in this Agreement or in any other agreement with the Company or any Series.

Section 5.8 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Managing Member and any Officer of the Company or any Series has full power and authority to encumber, sell, or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Managing Member or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate, or disaffirm any action of the Managing Member or any Officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any Officer or its representatives. Each and every certificate, document, or other instrument executed on behalf of the Company or any Series by the Managing Member or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document, or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document, or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Section 5.9 Certain Conflicts of Interest. The resolution of any Conflict of Interest approved by the Advisory Board shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise.

Section 5.10 Appointment of the Asset Manager. The Managing Member exercises ultimate authority over the Series Assets. Pursuant to Section 5.3, the Managing Member has the right to delegate its responsibilities under this Agreement in respect of the management of each Series. The Managing Member may appoint an Asset Manager to manage the Series on its behalf and on a discretionary basis, and under the supervision and authority of the Managing Member, to exercise all the powers, rights, and discretion conferred on the Managing Member in respect of the Series Assets, and the Managing Member on behalf of each Series, may enter into an Asset Management Agreement pursuant to which the Asset Manager is formally appointed to manage the Series Assets. The consideration payable to the Asset Manager or its designee for managing a Series Asset will be the Asset Management Fee.

ARTICLE VI - FEES AND EXPENSES

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Section 6.1 Cost to acquire the Series Asset; Brokerage Fee; Offering Expenses; Acquisition Expenses; Sourcing Fee. Subject to any cap set forth in an applicable Series Designation, the following fees, costs, and expenses in connection with any Initial Offering and the sourcing and acquisition of a Series Asset shall be borne by the relevant Series (except in the case of an unsuccessful Offering in which case all Dead Deal Costs shall be borne by the Managing Member, and except to the extent assumed by the Managing Member in writing):

(a)Cost to acquire the Series Asset;

(b)Brokerage Fee;

(c)Offering Expenses;

(d)Acquisition Expenses;

(e)Operating Expenses;

(f)Asset Management Fee; and

(g)Sourcing Fee.

Section 6.2 Operating Expenses; Dissolution Fees. Each Series shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series, and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with Section 6.4.

Section 6.3Excess Operating Expenses; Further Issuance of Interests; Operating Expenses Reimbursement Obligation(s).

(a)If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Managing Member may:

(i)issue additional Interests in such Series in accordance with Section 3.4. Economic Members shall be notified in writing at least 10 Business Days in advance of any proposal by the Managing Member to issue additional Interests pursuant to this Section; and/or

(ii)pay such excess Operating Expenses and not seek reimbursement; and/or

(iii)enter into an agreement pursuant to which the Managing Member loans to the Company an   amount   equal   to   the   remaining   excess   Operating   Expenses (the “Operating Expenses Reimbursement Obligation(s)”). The Managing Member, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such purpose in accordance with ARTICLE VII.

Section 6.4 Allocation of Expenses. Any Brokerage Fee, Offering Expenses, Acquisition Expenses, Sourcing Fee, and Operating Expenses shall be allocated by the Managing Member in accordance with the Allocation Policy.

Section 6.5 Overhead of the Managing Member. The Managing Member shall pay and the Economic Members shall not bear the cost of: (i) any annual administration fee to the Broker or

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such other amount as is agreed between the Broker and the Managing Member from time to time,

(ii)all of the ordinary overhead and administrative expenses of the Managing Member including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses,

(iii)any Dead Deal Costs, and (iv) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering Document.

Section 6.6 Fees Payable to the Managing Member or its Affiliates. In the Managing Member’s sole discretion, the Managing Member or its Affiliates may be entitled to receive fees for the performance of services involving investments or operations, including any administrative services, construction, brokerage, leasing, development, financing, title, insurance, property oversight, and other property management services; provided that such fees will be no less favorable than what is commercially reasonable at arms-length. The Managing Member or its Affiliates, in their sole discretion, may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Managing Member determines.

ARTICLE VII - DISTRIBUTIONS

Section 7.1 Application of Cash. Subject to Section 7.3, ARTICLE XI and any Interest Designation, any Free Cash Flows of each Series after (i) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (ii) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses, shall be applied and distributed as follows: first to the Asset Manager or its designee in payment of any accrued and unpaid Asset Management Fee, except to the extent waived by the Asset Manager, in its sole discretion; and second, by way of distribution to the Members of such Series, pro rata in proportion to their Series Interests as of the Record Date selected by the Managing Member, and which, for the avoidance of doubt, may include the Managing Member or its Affiliates to the extent holding Interests).

Section 7.2 Application of Amounts upon the Liquidation of a Series. Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs, and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows: first to the Asset Manager in payment of any accrued and unpaid Asset Management Fee, except to the extent waived by the Asset Manager, in its sole discretion; and second, by way of distribution to the Members of such Series, pro rata in proportion to their Series Interests as of the Record Date selected by the Managing Member, and which, for the avoidance of doubt, may include the Managing Member or its Affiliates to the extent holding Interests).

Section 7.3    Timing of Distributions.

(a)Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Managing Member shall pay distributions to the Members associated with such Series pursuant to Section 7.1, at such times as the Managing Member shall reasonably determine, and pursuant to Section 7.2, as soon as reasonably practicable after the relevant amounts

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have been received by the Series; provided that, the Managing Member shall not be obliged to make any distribution pursuant to this Section (i) unless there are sufficient amounts available for such distribution or (ii) which, in the reasonable opinion of the Managing Member, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses and outstanding Operating Expenses Reimbursement Obligations (and the Managing Member is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Series to continue its business as a going concern. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), distributions shall be paid to the holders of the Interests of a Series on an equal per Interest basis as of the Record Date selected by the Managing Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in any Series if such distribution would violate the Delaware Act or other applicable law.

(b)Notwithstanding Section 7.2 and Section 7.3(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, ARTICLE XI.

(c)Each distribution in respect of any Interests of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Interests as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s and such Series liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.4Distributions in kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

ARTICLE VIII - BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1Records and Accounting.

(a)The Managing Member shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Managing Member appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Managing Member; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

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(b)Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Members Interest as a member of the Company (as reasonably determined by the Managing Member) to such information pertaining to the Company as a whole and to each Series in which such Member has an Interest, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Managing Member shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Managing Member. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has an Interest and not to any Series in which such Member does not have an Interest.

(c)Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via an online platform:

(i)a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement, and a cash flow statement; and

(ii)confirmation of the number of Interests in each Series Outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

Section 8.2 Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE IX - TAX MATTERS

The Company intends to be taxed as a partnership or a disregarded entity for federal income tax purposes and will not make any election or take any action that could cause it to be treated as an association taxable as a corporation under Subchapter C of the Code. The Company will make an election on IRS Form 8832 for each Series to be treated as an association taxable as a corporation under Subchapter C of the Code or as a REIT and not as a partnership under Subchapter K of the Code; provided, however, if the Managing Member determines in good faith that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Managing Member may authorize the Company to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code.

ARTICLE X - REMOVAL OF THE MANAGING MEMBER

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Section 10.1 Term & Removal. Rhove will serve as Managing Member for an indefinite term and may not be removed by a vote of the Economic Members.

Section 10.2 Assignment of Rights. The Managing Member may assign its rights under this Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of the Members so long as the Managing Member remains liable for any such affiliate’s performance.

Section 10.3 Withdrawal as Managing Member. The Managing Member may withdraw as the Managing Member if it becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

Section 10.4 Replacement Managing Member. In the event of the removal of the Managing Member, the Managing Member will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Managing Member will determine whether any succeeding Managing Member possesses sufficient qualifications to perform the management function. Other than accrued fees payable to the Managing Member, no additional compensation will be paid to the Managing Member in the event of the removal of the Managing Member.

ARTICLE XI - DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.1Dissolution and Termination.

(a)The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)an election to dissolve the Company by the Managing Member;

(ii)the sale, exchange, or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Managing Member;

(iii)the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(b)A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)the dissolution of the Company pursuant to Section 11.1(a);

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(ii)the sale, exchange, or other disposition of all or substantially all of the assets and properties of such Series (which shall include the obsolesce of the Series Asset) and the subsequent election to dissolve the Company by the Managing Member. The termination of the Series pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(iii)an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv)an election to terminate the Series by the Managing Member; or

(v)at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c)The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.2 Liquidator. Upon dissolution of the Company or termination of any Series, the Managing Member shall select one or more Persons (which may be the Managing Member) to act as Liquidator. In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Managing Member and may be removed at any time by the Managing Member; (iii) upon dissolution, death, incapacity, removal, or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Managing Member shall act as Liquidator.

Section 11.3     Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)Subject to Section 11.3(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a

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reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b)Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under ARTICLE

VII. With respect to any liability that is contingent, conditional, or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property, and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to the holders of the Interests of the Series on an equal per Interest basis.

Section 11.4 Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Managing Member, as applicable.

Section 11.5 Return of Contributions. None of any Member, the Managing Member or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents, or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Assets.

Section 11.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

ARTICLE XII - AMENDMENT OF AGREEMENT, SERIES DESIGNATION

Section 12.1 General. Except as provided in Section 12.2, the Managing Member may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Economic Members. Without limiting the foregoing, the Managing Member, without the approval of any Economic Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:

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(a)a change that the Managing Member determines to be necessary or appropriate in connection with any action taken or to be taken by the Managing Member pursuant to the authority granted in ARTICLE V hereof;

(b)a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company, or the registered office of the Company;

(c)the admission, substitution, withdrawal, or removal of Members in accordance with this Agreement, any Series Designation;

(d)a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an association taxable as a corporation under Subchapter C of the Code or as REIT for U.S. federal income tax purposes;

(e)a change that the Managing Member determines to be necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f)a change that the Managing Member determines to be necessary, desirable, or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline, or requirement of any National Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Managing Member deems to be in the best interests of the Company and the Members;

(g)a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h)a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Managing Member determines to be necessary or appropriate;

(i)an amendment that the Managing Member determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Managing Member, any Officers, or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)an amendment that the Managing Member determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.3 or the authorization, establishment, creation, or issuance of any class or series of Interests of any Series pursuant to Section 3.4 and the admission of Additional Economic Members;

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(k)any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.2; and

(l)any other amendments substantially similar to the foregoing.

Section 12.2 Certain Amendment Requirements. Notwithstanding the provisions of Section 12.1, no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the Outstanding Interests, that:

(a)decreases the percentage of Outstanding Interests required to take any action hereunder;

(b)materially adversely and disproportionately affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests);

(c)modifies Section 11.1(a) or gives any Person the right to dissolve the Company; or

(d)modifies the term of the Company.

Section 12.3 Amendment Approval Process. The Managing Member may amend any provision of this Agreement or any Series Designation; provided that the Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation that materially affects the rights of such Interest holders, as applicable, pursuant to this ARTICLE XII.

ARTICLE XIII - MEMBER MEETINGS

Section 13.1 Meetings. The Company shall not be required to hold an annual meeting of the Members. The Managing Member may, whenever it thinks fit, convene meetings of the Company or any Series. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

Section 13.2 Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business; in respect of meetings of the Company, Members holding 50% of Interests, and in respect of meetings of any Series, Members holding 50% of Interests in such Series, present in person or by proxy shall be a quorum. In the event a meeting is not quorate, the Managing Member may adjourn or cancel the meeting, as it determines in its sole discretion.

Section 13.3 Chairman. Any designee of the Managing Member shall preside as chairman of any meeting of the Company or any Series.

Section 13.4 Voting Rights. Subject to the provisions of any class or series of Interests of any Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement.

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Section 13.5 Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Interests entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 13.6 Managing Member Approval. Other than as provided for in ARTICLE X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Managing Member.

Section 13.7   Action By Members without a Meeting. Any Series Designation may provide that any action required or permitted to be taken by the holders of the Interests to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

Section 13.8 Managing Member. Unless otherwise expressly provided in this Agreement, the Managing Member or any of its Affiliates who hold any Interests shall not be entitled to vote in its capacity as holder of such Interests on matters submitted to the Members for approval, and no such Interests shall be deemed Outstanding for purposes of any such vote.

ARTICLE XIV - CONFIDENTIALITY

Section 14.1 Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with ARTICLE VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every person connected with or associated with that Economic Member shall not, disclose to any person or use to the detriment of the Company, any Series, any Economic Member, or any Series Assets, any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Assets, or any potential Series Assets, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.1 is subject to Section 14.2 and Section 14.3.

Section 14.2 Exempted information. The obligations set out in Section 14.1 shall not apply to any information which:

(a)is public knowledge and readily publicly accessible as of the date of such disclosure;

(b)becomes public knowledge and readily publicly accessible, other than as a result of a breach of this ARTICLE XIV; or

(c)has been publicly filed with the U.S. Securities and Exchange Commission.

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Section 14.3 Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by an Economic Member:

(a)to any person, with the prior written consent of the Managing Member (which may be given or withheld in the Managing Members sole discretion);

(b)if required by law, rule, or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Managing Member with reasonable advance notice of any such required disclosure; (ii) consults with the Managing Member prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Managing Member to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and (b) returning to the Managing Member any confidential information held by the Economic Member or any person to whom the Economic Member has disclosed that confidential information in accordance with this Section); or

(c)to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers, and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this ARTICLE XIV.

ARTICLE XV - GENERAL PROVISIONS

Section 15.1      Addresses and Notices.

(a)Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members have access (including without limitation the Rhove platform or any successor thereto), and any such publication shall constitute a valid method of serving notices under this Agreement.

(b)Any notice or correspondence shall be deemed to have been served as follows:

(i)in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

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(ii)in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii)in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv)in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c)In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)Any notice to the Company (including any Series) shall be deemed given if received by any member of the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by it to be genuine.

Section 15.2 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

Section 15.4 Integration. This Agreement, together with the applicable Form of Adherence and Asset Management Agreement and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement, or condition.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be

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provided electronically) or, in the case of a Person acquiring an Interest, upon acceptance of its Form of Adherence.

Section 15.8Applicable Law and Jurisdiction.

(a)This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b)To the fullest extent permitted by applicable law, any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in Chancery Court in the State of Delaware and each Member hereby consents to the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action, or proceeding, and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by applicable law, each Member hereby waives the right to commence an action, suit, or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the Chancery Court in the State of Delaware except to the extent otherwise explicitly provided herein. The provisions of this Section 15.8(b) shall not be applicable to an action, suit, or proceeding to the extent it pertains to a matter as to which the claims are exclusively vested in the jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or if the Chancery Court in the State of Delaware does not have jurisdiction over such matter. The Company acknowledges for the avoidance of doubt that this Section 15.8(b) shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 15.8(b), each Member will not be deemed to have waived compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

(c)Process in any suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 11.1 will be deemed effective service of process on such party.

(d)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS

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MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS. NOTWITHSTANDING THE ABOVE, THE FOREGOING WAIVER OF THE RIGHT TO A JURY TRIAL DOES NOT APPLY TO CLAIMS ARISING UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

Section 15.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

THE COMPANY:MANAGING MEMBER:

RHOVE REAL ESTATE 1, LLC, a

Delaware series limited liability company

By: Roost Enterprises, Inc., its Managing Member

By: Calvin Cooper, CEO

ROOST ENTERPRISES, INC., a

Delaware corporation

By: Calvin Cooper, CEO

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Exhibit 1 Series Designation of

Gravity Series, a series of Rhove Real Estate 1, LLC

In accordance with that certain Amended and Restated Limited Liability Company Agreement dated July 13, 2021 (the “Agreement”) of Rhove Real Estate 1, LLC (the “Company”) and upon the execution of this Series Designation by the Company and Roost Enterprises, Inc. in its capacity as Managing Member of the Company and Initial Member of Gravity Series, a series of the Company (“Gravity Series”), this Series Designation shall be attached to, and deemed incorporated in its entirety into, the Agreement as “Exhibit 1”.

References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the effective date of establishment set forth below.

Name of Series	Gravity Series, a series of Rhove Real Estate 1, LLC (this “Series”)
Effective Date of Establishment	August 13, 2021
Initial Member	Roost Enterprises, Inc.
Series Assets

The assets of this Series shall be comprised of up to a 95% percentage interest in The Gravity Project, LLC (the “Assets”), which is the sole owner of that certain mixed- used property including 234 residential units, approximately 80,000 SF of Class A commercial space, and 564-stall parking garage located at 500 W Broad Street, Columbus, Ohio 43215 (the “Property”). The Assets will be acquired by this Series in one or more closings as Series Interests are purchased by participating investors.

The Economic Members are entitled to a quarterly distribution of Series Net Cash Flow, pro rata in proportion to their respective Percentage Interests.

Asset Manager	Calvin N. Cooper
Asset Management Fee

The Company shall pay to the Managing Member an annual management fee in an amount equal to 1.0% of the Capital Contributions made by the Series as of the end of the preceding calendar quarter, which shall be updated to

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reflect additional purchases of Series Assets made from time to time.
Issuance	Subject to Section 6.3(a)(i), the Company may issue up to 40,600,000 Gravity Series Shares.
Broker	Dalmore Group, LLC
Brokerage Fee	Up to 2.0% of the Initial Offering proceeds.
Offering Expenses

The Offering Expenses payable by the Series and/or reimbursable to the Managing Member will not exceed an amount equal to 3.0% of the Initial Offering proceeds, with excess amounts payable by the Managing Member.

Transfer Fee	Transfers of Series Interest are subject to Article IV, including payment of fees as set forth in Section 4.2 plus any allocable third party fees.
Sourcing Fee	A Sourcing Fee equal to $406,000 not to exceed 1.0% of the Initial Offering shall be payable to the Managing Member unless all or a portion is waived by the Managing Member in its sole discretion.
Other rights

Holders of Interests in this Series shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company, and no preferential rights to distributions of Interests in this Series.

Officers	There shall initially be no specific officers associated with this Series, although, the Managing Member may appoint Officers of Gravity Series from time to time, in its sole discretion.
Minimum Purchase	One (1) Interest per Investor Member

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